                      MANAGEMENT STOCK PURCHASE AGREEMENT

                                  DATED AS OF

                                JANUARY 2, 2000

                                    BETWEEN

                                EDO CORPORATION,
                                   AS BUYER,

                                      AND

                       THE INDIVIDUALS LISTED ON ANNEX A,
                                  AS SELLERS,

                       RELATING TO THE PURCHASE AND SALE
                                       OF
                             SHARES OF COMMON STOCK
                                       OF
                             AIL TECHNOLOGIES INC.

                      MANAGEMENT STOCK PURCHASE AGREEMENT

     This MANAGEMENT STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of January 2, 2000 between EDO CORPORATION ("Buyer"), a New York corporation and the individuals (each a "Seller" and collectively "Sellers") listed on Annex A hereto.

                                    RECITALS

     A. Each Seller owns the number of shares of common stock par value $ 0.10 per share ("AIL Common Stock"), of AIL Technologies Inc. (the "Company") set forth opposite his name on Annex A attached hereto (such 225,000 common shares are collectively referred to herein as the "Shares");

     B. Sellers wish to sell the Shares to Buyer, and Buyer wishes to purchase the Shares from Sellers, on the terms and subject to the conditions described in this Agreement.

     C. Buyer and the Company propose to enter into an Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement") providing for the merger (the "Merger") of the Company with and into EDO Acquisition III Corporation ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Buyer.

     D. Capitalized terms used herein are defined in Section 10 of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived therefrom, the parties hereto agree as follows:

     1. Purchase and Sale.

     1.1. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing, Sellers agree to sell all of the Shares to the Buyer, and Buyer agrees to purchase all of the Shares from Sellers.

     1.2. Purchase Price. The purchase price for the Shares shall be an aggregate amount equal to the product of (a) 225,000, (b) the Exchange Ratio and
(c) the EDO Average Price (the "Purchase Price"), payable in cash at the Closing in the manner set forth in Section 1.3 of this Agreement. The portion of the Purchase Price payable to each Seller for his Shares is set out opposite his name on Annex A.

     1.3. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, immediately prior to the closing under the Merger Agreement unless the parties otherwise agree in writing, provided that (i) the conditions described in Sections 5 and 6 of this Agreement have been satisfied or waived, (ii) this Agreement has not been terminated in accordance with its terms and (iii) Sellers have been given prior notice of the proposed Closing Date. The date on which the Closing actually occurs shall be referred to herein as the "Closing Date". At the Closing:

          (a) Sellers will deliver to Buyer, free and clear of any Liens, certificates representing the Shares to be sold to Buyer hereunder, duly endorsed for transfer in blank or accompanied by stock powers or other instruments of transfer duly endorsed in blank; and

          (b) Buyer will pay an aggregate amount equal to the Purchase Price to the Sellers for the Shares so delivered by Sellers, by wire transfer of immediately available funds to accounts designated by Sellers in writing at least two Business Days prior to the Closing Date.

     1.4. Escrowed Shares. Notwithstanding anything to the contrary contained in the Merger Agreement, each Seller hereby covenants and agrees that (i) upon surrender of the certificate or certificates representing such Seller's shares of AIL Common Stock pursuant to the Merger Agreement, in addition to any shares of EDO Common Stock deposited into the Escrow Account pursuant to the Merger Agreement, the number of additional shares of EDO Common Stock equal to 15% of the portion of the Purchase Price payable to such Seller hereunder divided by the EDO Average Price shall not be delivered to such Seller as provided in the Merger Agreement but shall instead be deposited to the Escrow Account and shall constitute Escrow Deposit

Shares for all purposes of the Escrow Agreement; (ii) deposit of such shares of EDO Common Stock into the Escrow Account shall constitute satisfaction of the obligations of EDO and the Exchange Agent to deliver that portion of the shares of EDO Common Stock to such Seller pursuant to the Merger Agreement; and (iii) such Seller shall execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary or otherwise reasonably be requested by Buyer or the Exchange Agent, to confirm and assure the parties' agreement that such shares of EDO Common Stock be deposited into the Escrow Account.

     1.5. Assumption of Indemnification Obligations Under the Merger Agreement, etc. (a) Each of the Sellers hereby agrees (i) to be bound by all of the provisions of Sections 9 ("Indemnification"), 10 ("Definitions") and 11 ("Miscellaneous") of the Merger Agreement (other than Sections 11.1 and 11.2 thereof) to the same extent as if such Seller had been an original signatory of the Merger Agreement, (ii) that he or she is an "Exchanging Common Stockholder"for all purposes of the Merger Agreement, including the provisions of Sections 9, 10 and 11 thereof, and of the Escrow Agreement and (iii) by executing and delivering this Agreement, he or she assumes his or her portion of the indemnification obligations and liabilities set forth in Section 9 of the Merger Agreement subject to the limitations set forth in Sections 9.2(y) and 9.2(z) and all other applicable Sections of the Merger Agreement.

     (b) Each of the Sellers hereby irrevocably appoints (i) Patricia Comiskey,
(ii) in the event of the death, disability or absence of Patricia Comiskey, Jerry Reynolds and (iii) in the event of the death or disability of both of Patricia Comiskey and Jerry Reynolds, such other persons as a majority in interest of the remaining Exchanging Common Stockholders shall designate, as such Seller's agent, proxy and attorney-in-fact for all purposes in connection with the Merger Agreement and the Escrow Agreement and agrees that such person may represent and bind him or her to the fullest extent permitted under Sections 9.2, 9.4 and 11.13 of the Merger Agreement and provided under the Escrow Agreement.

     2. Representations and Warranties of Sellers. Each Seller hereby, severally and not jointly, represents and warrants to Buyer as of the date hereof and as of the Closing Date in respect of himself or herself as follows:

     2.1. Title to Shares. The Seller is the sole record and beneficial owner of, and has good and valid title to, the Shares set forth opposite his name on Annex A, free and clear of any Liens. The Seller has the sole right to vote the Shares set forth opposite his name on Annex A, and none of such Shares is subject to any voting trust or any other agreement, arrangement or restriction with respect to the voting of such Shares, except as contemplated by this Agreement and except as provided for under the AIL Stockholders Agreement (which is being terminated effective on the Closing). Upon the delivery of and payment for the Shares set forth opposite his name on Annex A at the Closing as provided for in this Agreement, Buyer will acquire all of Seller's right, title and interest in and to such Shares and will receive good and valid title to such Shares, free and clear of any Lien other than any Lien created by Buyer.

     2.2. Authority. (a) The Seller has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

     (b) Binding Agreement. The Seller has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against such Seller in accordance with its terms.

     2.3. Compliance with Laws and Instruments; Consents. (a) Compliance. The execution, delivery and performance by such Seller of this Agreement and the consummation of the transactions contemplated hereby, do not and will not conflict with or contravene, result in a violation or breach of or default under (with or without the giving of notice or passage of time or both), create in any other Person a right or claim of termination, amendment, or require modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any properties or assets of such Seller under, (i) any law applicable to such Seller, or (ii) any contract, or any other agreement or instrument to which such Seller is party or by which such Seller may be bound or affected, except in the case of the foregoing clause
(ii) for (x) the AIL Stockholders Agreement (which is being terminated effective on the Closing) and (y) any such violations and defaults that, individually or in the aggregate, could not materially impair or delay the ability of the parties to this Agreement to consummate the transactions contemplated hereby. No Seller has received any notice alleging any such conflict, violation, breach or default. No trust of which such Seller is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

     (b) Consents. No consent, approval, authorization, registration, declaration, filing or notice of, with or to a Governmental body ("Governmental Approval") or other consent is required to be obtained or made by such Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     2.4. Knowledge of Merger. Such Seller represents that he has had the opportunity to seek information regarding the terms of the Merger Agreement and the transactions contemplated thereby, and to discuss such terms and transactions with management of the Company, has sufficient knowledge of financial and business matters so as to be capable of evaluating the merits and risks of the potential financial or other effects of the Merger Agreement on the shares of the Company, and has obtained all of the information that he deems necessary to make an informed judgment as to the sale of the Shares set forth opposite his name on Annex A.

     3. Representations and Warranties of Buyer. Buyer represents and warrants to Sellers as follows as of the date hereof and as of the Closing Date:

     3.1. Organization and Authority. (a) Organization. Buyer is a corporation that is duly organized, validly existing and in good standing under the laws of the State of New York.

     (b) Authority. Buyer has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of Buyer.

     (c) Binding Agreement. Buyer has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

     3.2. Compliance with Laws and Instruments; Consents. (a) Compliance. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not conflict with, contravene, result in the violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), create in any other Person a right or claim of termination, amendment, modification, acceleration or cancellation of, or result in or require the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of Buyer under (i) any law applicable to Buyer or any of its properties, assets, operations or business, (ii) any provision of its organizational documents, or
(iii) any contract, or any other agreement or instrument to which it is party or by which it or any of its properties or assets may be bound or affected, except in the case of the foregoing clause (iii) for any such violations and defaults that, individually or in the aggregate, could not materially impair or delay the ability of the parties to this Agreement to consummate the transactions contemplated hereby. Buyer has not received any notice alleging any such conflict, violation, breach or default.

     (b) Consents. No Governmental Approval or other consent is required to be obtained or made by Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     4. Covenants.

     4.1. Cooperation. Following the Closing Date, Sellers shall, from time to time, at no additional cost to the Sellers, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by Buyer, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby, or otherwise to carry out the intent and purposes of this Agreement.

     (b) Following the Closing Date, Buyer shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by Sellers, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby, or otherwise to carry out the intent and purposes of this Agreement.

     4.2. Restriction on Transfer, Voting and Acquisition of Additional
Shares. Sellers shall not, prior to the earliest of (i) the Closing and (ii) the termination of the Merger Agreement in accordance with its terms, (x) sell, transfer, give, pledge, assign or otherwise dispose of (including, without limitation, by gift) (collectively, "Transfer"), consent to any Transfer of, any or all of the Shares or any interest therein or enter into any contract, option or other arrangement (including, without limitation, any profit sharing arrangement) with respect to the Transfer of, the Shares to any person other than pursuant to the terms of this Agreement, the Termination Amendment to the AIL Stockholders Agreement (which will be effective on the Closing) or the Merger Agreement or (y) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to the Shares.

     5. Conditions to Closing of Sellers. The obligations of Sellers to consummate the Closing are subject to the satisfaction of the following conditions:

     5.1. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the date hereof and shall be repeated and shall be true and correct in all material respects on and as of the Closing Date as if made at and as of such date.

     5.2. Buyer shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with.

     5.3. The Merger Agreement shall have been executed and delivered by Buyer, Merger Sub, the Company and the other parties thereto and shall not have been terminated in accordance with its terms and all of the conditions precedent to the obligations of such parties thereunder (other than Section 7.3.4 with respect to this Agreement) shall have been satisfied or waived.

     5.4. No domestic or foreign governmental authority or other agency or commission or state court or judicial body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary, or permanent) that is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement.

     6. Conditions to Closing of Buyer. The obligations of Buyer to consummate the Closing are subject to the satisfaction of the following conditions:

     6.1. The representations and warranties of each Seller contained in this Agreement shall be true and correct in all material respects at and as of the date hereof and shall be repeated and shall be true and correct in all material respects on and as of the Closing Date as if made at and as of such date.

     6.2. Sellers shall have delivered all of the Shares in accordance with
Section 1.3(a) of this Agreement, and Sellers shall have complied in all material respects with all other agreements and covenants required by this Agreement to be performed or complied with.

     6.3. The Merger Agreement shall have been executed and delivered by Buyer, Merger Sub, the Company and the other parties thereto and shall not have been terminated in accordance with its terms and all of the conditions precedent to the obligations of such parties thereunder (other than Section 7.2.4 with respect to this Agreement) shall have been satisfied or waived.

     6.4. No domestic or foreign governmental authority or other agency or commission or state court or judicial body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary, or permanent) that is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement.

     7. Termination.

     7.1. Termination. This Agreement may be terminated with respect to any Seller's Shares at any time prior to the Closing by mutual written agreement of Buyer and such Seller. This Agreement shall automatically terminate if the Merger Agreement is terminated prior to the Closing hereunder.

     7.2. Effect of Termination.  If this Agreement is terminated pursuant to
Section 7.1 above, all further obligations of the parties hereto under this Agreement shall terminate without further liability or obligation of any party to any other party, including, without limitation, liability for damages, except that (i) Section 7.1, this Section 7.2, Sections 8 and 10 shall survive the termination hereof and (ii) no such termination shall relieve any party hereto from liability for breach of this Agreement.

     8. Miscellaneous.

     8.1. Expenses. Except as otherwise provided for in this Agreement, whether or not the transactions contemplated hereby shall be consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     8.2. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram, as follows:

        (i)  if to Buyer,

           EDO Corporation
           60 East 42nd Street
           Suite 5010
           New York, New York 10165
           Fax: (212) 716-2051
           Telephone: (212) 716-2000
           Attention: Frank A. Fariello

           with a copy to:

           Debevoise & Plimpton
           875 Third Avenue
           New York, NY 10022
           Fax: (212) 909-6836
           Telephone: (212) 909-6000
           Attention: Robert F. Quaintance, Jr., Esq.

        (ii) if to any Seller,

           AIL Technologies Inc.
           455 Commack Road
           Deer Park, New York 11729
           Fax: (516) 595-5472
           Telephone: (516) 595-5082
           Attention: James M. Smith

           with a copy to:

           Kleinberg, Kaplan, Wolff & Cohen, P.C.
           551 Fifth Avenue
           New York, New York 10176
           Fax: (212) 986-8866
           Telephone: (212) 986-6000
           Attention: Harold I. Steinbach, Esq.

or, in each case, at such other address as may be specified in writing to the other parties hereto.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery on the day after such delivery, (ii) if by certified or registered mail, on the seventh Business Day after the mailing thereof, (iii) if by next-day overnight mail or delivery, on the day delivered, (iv) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

     8.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

     8.4. Governing Law, Arbitration etc. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (EXCEPT TO THE EXTENT THE DGCL IS IMPLICATED), WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF. Solely in connection with the enforcement of the arbitration provisions of, or an arbitral award made pursuant to, this Section, each of the parties hereto, for itself and its successors and assigns hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America in each case located in the State, City and County of New York and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the enforcement of such provisions or award, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that such provisions or award may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. Each of the parties hereto hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.2 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof. Any dispute in connection with this Agreement shall be resolved by binding arbitration pursuant to Section 11.4(a) of the Merger Agreement.

     8.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

     8.6. Assignment. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto; provided, that Buyer may assign this Agreement to any holding company or wholly-owned subsidiary of Buyer without consent, and provided, further, that no such assignment shall in any way affect Buyer's or Sellers' obligations or liabilities under this Agreement.

     8.7. No Third Party Beneficiaries. Nothing in this agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

     8.8. Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specified matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

     8.9. Severability. If any provision, including, without limitation, any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     8.10. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

     8.11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     8.12. Specific Performance. The parties hereto acknowledge that, in view of the uniqueness of the parties hereto and the transactions contemplated hereby, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

     9. Certain Events. Sellers agree that this Agreement and the obligations hereunder shall attach to the Shares, and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass whether by operation of law or otherwise, including without limitation Sellers' heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Shares, the number of Shares referred to in Recital A of this Agreement comprising the Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of the Company or other voting securities of the Company issued to or acquired by Seller.

     10. Definitions. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Whenever used in this Agreement (including in the Annex), the following terms shall have the respective meanings given to them below or in the Sections indicated below:

          Agreement:  this Agreement.

          AIL Common Stock:  as defined in recital A to this Agreement.

          AIL Stockholders Agreement: the Stockholders Agreement, dated as of September 30, 1997, and amended on December 28, 1998, by and among AIL Technologies Inc., AIL Systems Holding Co., AIL Technologies Inc. Employee Stock Ownership Trust, AIL Systems Inc., Employee Stock Trust and the Persons listed on Schedule I thereto.

          Business Day: a day other than a Saturday or a Sunday when banks in New York are lawfully open for business.

          Buyer:  as defined in the first paragraph of this Agreement.

          Closing:  as defined in Section 1.3 of this Agreement.

          Closing Date:  as defined in Section 1.3 of this Agreement.

          Company:  as defined in recital A to this Agreement.

          EDO Average Price:  as defined in the Merger Agreement.

          EDO Common Stock:  as defined in the Merger Agreement.

          Escrow Account:  as defined in the Merger Agreement.

          Escrow Agent:  as defined in the Merger Agreement.

          Escrow Agreement:  as defined in the Merger Agreement.

          Exchange Act: Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          Exchange Agent:  as defined in the Merger Agreement.

          Exchange Ratio:  as defined in the Merger Agreement.

          Exchange Common Stockholder:  as defined in the Merger Agreement.

          Governmental Approval: as defined in Section 2.3(b) of this Agreement.

          Holdback Amount:  as defined in Section 1.3 of this Agreement.

          Lien: any debt, claim, security interest, lien, encumbrance, pledge, assessment, restriction and charge of any nature.

          Merger:  as defined in recital C to this Agreement.

          Merger Agreement:  as defined in recital C to this Agreement.

          Merger Sub: as defined in recital C to this Agreement. Person: any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental authority or other entity.

          Purchase Price:  as defined in Section 1.2 of this Agreement.

          Seller(s):  as defined in the first paragraph of this Agreement.

          Shares:  as defined in recital A to this Agreement.

          Termination Amendment to the AIL Stockholders Agreement:  The
     Termination Amendment to the AIL Stockholders Agreement dated December   ,
     1999.

          Transfer:  as defined in Section 4.2 of this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                          EDO CORPORATION

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          --------------------------------------
                                          J. Anderson

                                          --------------------------------------
                                          E. Bresnihan

                                          --------------------------------------
                                          P. Comiskey

                                          --------------------------------------
                                          J. Corbellini

                                          --------------------------------------
                                          B. Fitzgerald

                                          --------------------------------------
                                          G. Fox

                                          --------------------------------------
                                          H. Kreisberg

                                          --------------------------------------
                                          E. Palacio

                                          --------------------------------------
                                          D.L. Reed

                                          --------------------------------------
                                          L. Schwartz

                                          --------------------------------------
                                          J.M. Smith

                                                                         ANNEX A

                                     NUMBER OF SHARES OF
           NAME OF                   COMMON STOCK OF THE          PORTION OF PURCHASE PRICE
            SELLER                 COMPANY OWNED OF RECORD            PAYABLE TO SELLER
------------------------------  ------------------------------  ------------------------------